UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2016

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced on January 7, 2016 that Mr. Samuel Sato will succeed Mr. Glenn Lyon as Chief Executive Officer of the Company effective February 28, 2016. Mr. Sato currently serves as the Company’s President and is a member of the Board of Directors. Mr. Sato formerly served the Company as President, Finish Line Brand, President and Chief Merchandising Officer, and Executive Vice President, Chief Merchandising Officer. In connection with Mr. Sato’s appointment as CEO, the Company and Mr. Sato entered into an Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Mr. Lyon currently serves as CEO of the Company, a position he has held since 2008, and Chairman of the Board of Directors. Effective February 28, 2016, Mr. Lyon will serve as Executive Chairman of the Board through the end of calendar year 2016. At the beginning of 2017, Lyon will transition to the role of Non-Executive Chairman of the Board. In connection with Mr. Lyon’s transition, the Company and Mr. Lyon entered into a Retirement Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Further information regarding Mr. Sato’s and Mr. Lyon’s new roles with the Company is set forth in the press release issued on January 7, 2016, a copy of which is attached to this Form 8-K as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Employment Agreement, effective February 28, 2016, between the Company and Samuel M. Sato
99.2	Retirement Agreement, effective February 28, 2016, between the Company and Glenn S. Lyon
99.3	Press release issued January 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: January 11, 2016	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

3